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                                                            EXHIBIT (9)

                                            November 22, 1996

Board of Directors
ML Life Insurance Company of New York
100 Church Street, 11th Floor
New York, New York 10080-6511

To The Board Of Directors:

       In my capacity as General Counsel of ML Life Insurance Company of New York (the "Company"), I have supervised the preparation of Post-Effective Amendment No. 10 to the registration statements on Form N-4 of the ML of New York Variable Annuity Separate Account A (File No. 33-43654) and ML of New York Variable Annuity Separate Account B (File No. 33-45380) (the "Accounts") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statements describe certain individual variable annuity contracts which will participate in the Accounts.

       I am of the following opinion:

       1. The Company has been duly organized under the laws of the State of New York and is a validly existing corporation.

       2. The individual variable annuity contracts, when issued in accordance with the prospectus contained in the aforesaid registration statements and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

       3. The Accounts are duly created and validly existing as separate accounts of the Company pursuant to New York law.

       4. The assets held in the Accounts equal to the reserves and other contract liabilities with respect to the Accounts will not be chargeable with liabilities arising out of any other business the Company may conduct.

       In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

       I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statements and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statements.


                                            Very truly yours,



                                            /s/ Barry G. Skolnick
                                            Barry G. Skolnick
                                            Senior Vice President and
                                            General Counsel